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                                                                    Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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                                        :
In re                                           Chapter 11
                                        :
CONTIFINANCIAL CORPORATION, et al.,             Case No. 00 B  12184 (AJG)
                            -- --       :
                    Debtors.
                                        :       (Jointly Administered)

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         NOTICE OF ENTRY OF ORDER CONFIRMING THIRD AMENDED JOINT PLAN OF
                REORGANIZATION OF CONTIFINANCIAL CORPORATION AND
               AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
               --------------------------------------------------

     PLEASE TAKE NOTICE that on December 19, 2000, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") issued an order (the "Confirmation Order") confirming the Third Amended Joint Plan of Reorganization of ContiFinancial Corporation and Affiliates Under Chapter 11 of the Bankruptcy Code (the "Plan"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

     PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan and all pleadings and orders of the Bankruptcy Court may be examined and inspected by interested parties at the Bankruptcy Court, The Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004, during regular business hours and are also publicly available, free of charge and without a password, online in electronic format at http://ecf.nysb.uscourts.gov/cgi-bin/DocketSheet.pl?17771. The docket and other case and court information are also available at the Bankruptcy Court's general web site address at www.nysb.uscourts.gov.

     PLEASE TAKE FURTHER NOTICE of the following provisions contained in the Confirmation Order. Follow the instructions set forth above to obtain a complete copy of the Confirmation Order.

     1. Administrative Claims Bar Date. Holders of Administrative Claims (including claims or obligations arising out of or relating to the sale of loans or related contracts since the Petition Date but excluding liabilities incurred by a Debtor in the ordinary course of its business) shall be required to File with the Bankruptcy Court at United States Bankruptcy Court, Southern District of New York, re: ContiFinancial Corporation, et al., P.O. Box 45, Bowling Green Station, New York, New York 10274 and serve upon counsel to the Debtors and the Liquidating Trustee at the addresses listed below so that it is received no later than 30 days after the date of this Notice (the "Administrative Claims Bar Date"), a request for payment of such Administrative Claims. Any Person required to File a request for payment of Administrative Claims and who does not timely serve and File such request by the Administrative Claims Bar Date shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or any of their respective property.

     2. Assumption of Contracts. The Debtors have assumed each of the contracts listed on Exhibit A annexed hereto. This Exhibit also contains an amount which the Debtors believe cures and satisfies defaults, if any, existing under each Assumed Contract (the "Cure

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Amount"). Objections, if any, to the Cure Amount shall be Filed with Bankruptcy
Court (with a courtesy copy delivered to the chambers of Judge Gonzalez) and served upon counsel to the Debtors and the Liquidating Trustee, in such manner so as to be received by the Court and counsel no later than thirty (30) days after the date of this Notice. If an objection to the Cure Amount of an Assumed Contract is not received by such date, parties will be forever barred from objecting to the Cure Amount.

     3. Rejection of Leases and Contracts. If the rejection by any Debtor of an executory contract or unexpired lease pursuant to the Plan or otherwise, results in a Claim, then such Claim shall be forever barred and shall not be enforceable against such Debtor or the Liquidating Trust or the properties of either of them unless a proof of claim is Filed with the clerk of the Bankruptcy Court at United States Bankruptcy Court, Southern District of New York, re:
ContiFinancial Corporation, et al., P.O. Box 45, Bowling Green Station, New York, New York 10274 and served upon counsel to the Debtors and the Liquidating Trustee at the addresses listed below so that it is received on or before the earlier of (i) thirty (30) days after the date of this Notice, (ii) thirty (30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period previously fixed by the Court, or (iii) such other period set by the Court. Unless you have received a separate notice that your contract or lease has been assumed or your contract or lease is specifically referenced in the Confirmation Order as not rejected or not listed on Exhibit A annexed hereto or you have previously received a separate notice that your contract or lease was rejected, your contract will be rejected as of the Effective Date.

     4. Limited Future Notices. Any interested Person who provides the Liquidating Trustee with written notice requesting to receive notice of Liquidating Trust activities after the Effective Date will be included on the Special Notice List maintained by the Liquidating Trustee for such purposes. Interested Persons must send such requests to Jeffrey H. Beck, 6555 N. Powerline Road, Suite 408, Fort Lauderdale, Florida 33309.

Dated: New York, New York
       January 4, 2001


DEWEY BALLANTINE LLP                        TOGUT, SEGAL & SEGAL LLP
Counsel for the Debtors                     Counsel for the Debtors
1301 Avenue of the Americas                 One Penn Plaza, Suite 3335
New York, New York 10019-6092               New York, New York 10119
(212) 259-8000                              (212) 594-5000
Attention:  Richard S. Miller, Esq.         Attention:  Albert Togut, Esq.
                                            Scott E. Ratner, Esq.

OFFICES OF JEFFREY H. BECK                  BILZIN SUMBERG DUNN BAENA
6555 N. Powerline Road, Suite 408           PRICE & AXELROD LLP
Ft. Lauderdale, FL 33309                    Counsel for the Liquidating Trustee
(954) 958-8070                              2500 First Union Financial Center
Attention:  Jeffrey H. Beck, Esq.           200 South Biscayne Boulevard
                                            Miami, Florida 33131-2336
                                            (305) 374-7580
                                            Attn: Scott L. Baena, Esq.




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